CONTACT:	Michal D. Cann - President & CEO Phyllis A. Hawkins - SVP & CFO 360.679.3121	CORPORATE INVESTOR RELATIONS 5333 - 15TH AVENUE SOUTH, SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com

NEWS RELEASE

WASHINGTON BANKING COMPANY TO CLOSE WHOLESALE MORTGAGE FUNDING SUBSIDIARY

OAK HARBOR, WA – May 26, 2004 – Washington Banking Company (Nasdaq: WBCO), the holding company for Whidbey Island Bank, today announced plans to close its Washington Funding Group (WFG) subsidiary effective June 30, 2004. The subsidiary provided a loan funding source for mortgage loan brokers, primarily in Washington, Oregon and Idaho. Business in process will be transferred to the Bank’s Burlington, WA office.

“We formed WFG in March of last year as a way to expand our service offerings and grow revenues,” stated Michal D. Cann, WBCO’s President and Chief Executive Officer. “While we increased our gain on sale of loans, WFG has continued to negatively impact earnings in spite of efforts to improve its performance. As a result, we are closing the subsidiary. Whidbey Island Bank will continue to offer retail mortgages and wholesale mortgage funding to brokers as we did before the funding group was established.

“The costs associated with the closure are expected to be incurred in the second quarter,” Cann said. “We expect to make an announcement regarding the expense of the closure and the resulting impact on second quarter earnings once that information is available.”

In April, Washington Banking Company announced first quarter results, including 17% loan growth from a year ago and net income of $1.1 million, or $0.20 per diluted share. Since its initial public offering in 1998, WBCO has consistently paid a cash dividend each quarter, and increased its dividend each year.

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 17 full-service branches located in Island, Skagit, Whatcom and Snohomish counties in Northwestern Washington.

www.wibank.com

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, continued success of the Company’s business plan, and the ability to continue to pay cash dividends. Readers should not place undue reliance on forward-looking statements which reflect management’s views only as of the date hereof. The words “will,” “believe,” “expect,” and words of similar meaning are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic conditions; (2) changes in interest rates; (3) the charge offs associated with the closing of WFG are all realized in the second quarter; (4) competitive pressure among financial institutions increases significantly; (5) legislation or regulatory requirements or changes; and (6) the Company’s ability to realize the efficiencies it expects to receive from its investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

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NOTE: Transmitted on Business Wire at 2:07 pm PDT, May 26, 2004.